                                                                    EXHIBIT 10.2

                              REDEMPTION AGREEMENT

     This REDEMPTION AGREEMENT (the "Agreement") is entered into as of the 5th day of November, 2002 (the "Effective Date"), by and among IVAX DIAGNOSTICS, INC., a Delaware corporation (the "Company"), TITANIUM HOLDINGS GROUP, INC., a Nevada corporation ("Titanium"), RANDALL K. DAVIS, a natural person ("Davis" and, together with Titanium, the "Sellers"), STEVEN ETRA, a natural person ("Etra"), and RICHARD KANDEL, a natural person ("Kandel").

                             PRELIMINARY STATEMENTS

     WHEREAS, Titanium, Davis, Etra and Kandel are each the record and beneficial owners of that number of shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") set forth opposite to their respective names on Exhibit A hereto; and

     WHEREAS, the Sellers desire to sell to the Company, and the Company desires to redeem from the Sellers, free and clear of all Liens (as hereinafter defined), an aggregate of 871,473 shares of Common Stock (the "Purchased Shares") upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, Titanium, Etra, and Kandel (the "Optionors") desire to grant the Company an option to acquire from the Optionors, free and clear of all Liens, an aggregate additional 657,125 shares of Common Stock (the "Option Shares") upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, the Company has requested that Titanium, Davis, Etra, and Kandel each agree, and, in order to induce the Company to enter into this Agreement, each of them have agreed to certain limitations on their ownership of certain of their remaining shares of Common Stock and to certain other undertakings;

     NOW, THEREFORE, in consideration of the premises and the terms, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PURCHASED SHARES

     1.1 Purchase and Sale of Purchased Shares. Upon the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Seller shall sell, assign, transfer and deliver to the Company, and the Company shall purchase and redeem from each Seller, the respective number of Purchased Shares set forth opposite such Seller's name on Exhibit A attached hereto, free and clear of all liens, claims, charges, pledges, security interests or other encumbrance of any nature whatsoever (collectively, "Liens"), for a purchase price equal to the closing price of the Company's Common Stock on October 24, 2002, as reflected on the American Stock Exchange, per Purchased Share (the "Purchase Price").

     1.2 Closing. The consummation of the sale and purchase of the Purchased Shares contemplated by this Agreement (the "Closing") shall take place concurrently with the execution and delivery of this Agreement at such place as the parties may mutually agree upon. The date on which the Closing takes place shall be hereinafter referred to as the "Closing Date." At the Closing, Sellers shall effect the sale of the Purchased Shares, as herein provided, by delivery to Buyer of stock certificates representing the Purchased Shares duly endorsed in blank for transfer, with all required stock transfer tax stamps, if any, affixed thereto, and Buyer shall effect the purchase of the Purchased Shares, as herein provided, by delivering or causing the delivery to Sellers of the aggregate Purchase Price with respect to the Purchased Shares acquired from such Seller at such specified account designated by each Seller and in such amounts as reflected in Exhibit A. On the Closing Date, in consideration for the release granted by Section 6.1 hereof, the grant of the Options (as defined below), and the covenants set forth in Article V hereof, the Company shall grant the release of Titanium, Davis, Etra, and Kandel contemplated by Section 6.2 hereof and shall also pay into an account designated by Titanium, Davis, Etra, and Kandel, a cash payment in the aggregate amount of $217,868.25, to be divided among them in such manner as they may mutually agree.

                                   ARTICLE II

                                     OPTIONS

     2.1 Grant of Options to Purchase Option Shares. Each of the Optionors hereby grants to the Company an option (each an "Option" and, collectively, the "Options") to purchase and redeem from such Optionor the respective number of Option Shares set forth opposite such Optionor's name on Exhibit A hereto, free and clear of all Liens, at an exercise price of $4.00 per Option Share (the "Exercise Price").

     2.2 Exercise of Options. The Company may exercise any Option, in whole or in part, at any time and from time to time on or before eighteen (18) months after the Effective Date (the "Expiration Date") by written notice to the Optionor (each an "Exercise Notice"). The Exercise Notice shall specify the number of Option Shares as to which the Company desires to exercise such Option, a date not less than five (5) days nor more than sixty (60) days after the date of the Exercise Notice on which the Option Closing (as hereinafter defined) shall be held, and the place of the Option Closing.

     2.3 Option Closing. The consummation of the purchase and redemption of any Option Shares (an "Option Closing") shall take place at the time and place specified in the Company's Exercise Notice. The date on which the Option Closing takes place shall be hereinafter referred to as the "Option Closing Date." At the Option Closing, the applicable Optionor shall effect the sale of the Option Shares as to which the Company has exercised the underlying option, as herein provided, by delivery to the Company of stock certificates representing the Option Shares as to which the Option has been exercised duly endorsed in blank for transfer, with all required stock transfer tax stamps, if any, affixed thereto, and the Company shall effect the purchase of such Option Shares, as herein provided, by delivering or causing the delivery to such Optionor of the aggregate Exercise Price with respect to such Option Shares acquired from such Optionor and, if necessary, a balance certificate in respect of any Option Shares not then acquired.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce Titanium, Davis, Etra, and Kandel to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to each of Titanium, Davis, Etra, and Kandel, all of which shall survive the Closing.

     3.1 Organization. The Company is a corporation validly existing under the laws of the State of Delaware whose status is active. The Company has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     3.2 Authorization; Enforceability. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company and, upon execution by all the parties hereto, this Agreement will constitute the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     3.3 No Violation or Conflict. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not violate or conflict with any provision of law or regulation, or any provision of the Company's Articles of Incorporation or Bylaws, or, to the knowledge of the Company, any writ, order, judgment, or decree of any court or governmental or regulatory authority.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF TITANIUM, DAVIS ETRA AND KANDEL

     In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Titanium, Davis, Etra, and Kandel, jointly and severally, make the representations and warranties set forth below to the Company, all of which shall survive the Closing.

     4.1 Organization; Capacity. Titanium is a corporation validly existing and in good standing under the laws of the State of Nevada. Titanium has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2 Authorization; Enforceability. The execution, delivery, and performance of this Agreement by Titanium and the consummation by Titanium of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Titanium. This Agreement has been duly executed and delivered by each of Titanium, Davis, Etra, and Kandel, and, upon due execution by the Company, will constitute the legal, valid, and binding obligations of each of Titanium, Davis, Etra, and Kandel, enforceable against each of them in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby do not and will not violate or conflict with any provision of law or regulation, or any provision of Titanium's Articles of Incorporation or Bylaws or, to the knowledge of each of Titanium, Davis, Etra or Kandel, any writ, order, judgment, or decree of any court or governmental or regulatory authority.

     4.4 Title to Shares. Each of Titanium, Davis, Etra, and Kandel are the record and beneficial owner of the number of shares of Purchased Shares, Option Shares and Additional Lock-up Shares (as defined below) set forth opposite to their respective names on Exhibit A and the Purchased Shares and Option Shares are owned by each of them, as applicable, free and clear of any Liens, including, without limitation, claims, or rights under any voting trust agreements, shareholder or partnership agreements, or other contracts, agreements, arrangements, or understandings. Except as set forth on Exhibit A, none of Titanium, Davis, Etra nor Kandel own or have the right to acquire any shares of Common Stock. At the Closing, each Seller will transfer and convey, and the Company will acquire, good and valid title to the Purchased Shares, free and clear of all Liens. At each Option Closing, each Optionor whose Option Shares are being redeemed will transfer and convey, and the Company will acquire, good and valid title to the Option Shares to be acquired, free and clear of all Liens. Titanium, Davis, Etra, and Kandel each hereby acknowledge that the Company and its Affiliates (as defined below) may have information that is not available to the public and that may be material in making an investment decision in the Common Stock. Each Seller and each Optionor, with full knowledge of the foregoing, has decided to sell to the Company their Purchased Shares or grant to the Company an Option, as applicable, and each of them hereby acknowledges that, but for their representations and warranties contained in this Agreement, the Company would not purchase the Purchased Shares or agree to receive the Options. Titanium, Davis, Etra, and Kandel each hereby acknowledge and confirm that they are not relying on any representation or warranty other than those expressly contained in this Agreement and that neither the Company, nor any of its Affiliates, nor any of their respective employees, officers, directors, members, or agents has (i) given any investment advice or rendered any opinion to Titanium, Davis, Etra, or Kandel as to whether the transactions contemplated by this Agreement are prudent or advisable; or (ii) made any representations or warranties about the prudence or advisability of the transactions contemplated by this Agreement, the financial condition, results of operation, business or future prospects of the Company or as to any other matter not expressly contained in this Agreement.

                                    ARTICLE V

                                    COVENANTS

     Titanium, Davis, Etra, and Kandel agree to perform the covenants set forth below.

     5.1 Public Announcements. Neither Titanium, Davis, Etra, nor Kandel will, directly or indirectly, issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company, except as may be required by applicable law. Titanium, Davis, Etra and Kandel recognize and acknowledge that the Company is required to disclose the existence of this Agreement and the transactions contemplated hereby, and to include a copy of this Agreement, in public filings to be made with the Securities and Exchange Commission (the "SEC"). The Company recognizes and acknowledges that Titanium is required to disclose the existence of this Agreement and the transactions contemplated hereby, and to include a copy of this Agreement, in public filings to be made with the SEC.

     5.2 Restriction on Transfer. Until the Expiration Date, neither Etra, Kandel nor Titanium will, directly or indirectly, transfer, assign, sell, loan, pledge, grant any rights with respect to, or otherwise dispose of (a "Transfer"), whether by operation of law or otherwise, any of the Option Shares owned by them to any Person other than the Company or its Affiliates. For purposes of this Agreement, "Affiliate" means an entity controlled by, controlling or under common control with the Company. Additionally, until the Expiration Date, neither Titanium nor Etra will, directly or indirectly, Transfer any of the other (307,125 with respect to Titanium and 150,000 with respect to Etra) shares of Common Stock held by it or he, as the case may be, which are not Option Shares (the "Additional Lock-up Shares") to any person or entity other than the Company.

     5.3 Limitation on Ownership of Voting Securities; Certain Undertakings. Titanium, Davis, Etra, and Kandel each covenant and agree that, from and after the Closing and until the Expiration Date, they will not, singly or as part of a "partnership, limited partnership, syndicate, or other "group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), directly or indirectly, through one or more intermediaries or otherwise:

          a. act, alone or in concert with others (including through contract or by providing financing for another party), to seek or offer to control, in any manner, the management, Board of Directors or policies of the Company;

          b. solicit, seek or offer to effect, negotiate with, or provide any information or make any statement or proposal to any person or entity with a view to forming a group or make any public announcement or proposal or offer whatsoever, with respect to: (i) any form of business combination or similar transaction involving the Company or any of its subsidiaries, including, without limitation, a merger, tender or exchange offer, or liquidation of assets or (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries; or

          c. instigate, encourage or assist any third party to do any of the foregoing.

     5.4 Restrictive Legends. Titanium, Etra, and Kandel each agree that the Company shall be entitled to place a restrictive legend concerning the restrictions contemplated by this Agreement on any certificates representing the Option Shares and Additional Lock-up Shares of which any of them is the beneficial owner and to place corresponding "stop transfer" instructions with its transfer agent. The restrictive legend shall state in the same, or substantially similar language, the following:

          "These securities are subject to restrictions on the transfer, sale, assign, loan pledge, and grant of rights or other disposition (a "Transfer"), pursuant to the Redemption Agreement, dated as of November 4, 2002, by and between IVAX Diagnostics, Inc., Titanium Holdings Group, Inc., Randall K. Davis, Steven Etra, and Richard Kandel. The limitation on Transfer will be effective until May 4, 2004, at which time these securities shall NOT be subject to this restriction on Transfer."

Each of Titanium, Etra, and Kandel agree to submit a request to their respective brokers to obtain certificated shares of any of the Option Shares or Additional Lock-up Shares within five (5) days after the date of this Agreement. Each of Titanium, Etra and Kandel further agree to use their respective best efforts to deliver or cause to be delivered to the Company's transfer agent for the imprinting of the restrictive legend contemplated by this Section 5.4 within sixty (60) days after the date of this Agreement all certificates representing the Option Shares and Additional Lock-up Shares. Nothing herein shall be construed to prohibit any of Titanium, Davis, Etra, and Kandel from the Transfer of any securities of the Company other than the Option Shares and Additional Lock-up Shares, whether presently held or hereafter acquired.

     5.5 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Purchased Shares or the Option Shares (for each Option that is exercised) and to consummate the transactions contemplated by this Agreement.

     5.6 Confidentiality. Each of Titanium, Davis, Etra and Kandel acknowledges that all confidential or proprietary information with respect to the business and operations of the Company are valuable, special and unique. Neither Titanium, Davis, Etra, nor Kandel shall at any time after the Closing Date disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use, any confidential or proprietary information with respect to the Company, whether or not for their own benefit, without the prior written consent of the Company, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, sources, leads or methods of obtaining new products or business, computer systems, marketing strategies, or any other information relating to the Company which could reasonably be regarded as confidential or proprietary, but not including information which is or shall become generally available to the public other than as a result of an unauthorized disclosure, directly or indirectly, by any of Titanium, Davis, Etra, and Kandel. Each of Titanium, Davis, Etra, and Kandel acknowledge that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

     5.7 Continuing Obligations. Each of Titanium, Davis, Etra, and Kandel acknowledge that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company in the event the covenants contained in this Article V were not complied with in accordance with their terms. Accordingly, each of Titanium, Davis, Etra, and Kandel agree that any breach or threatened breach by any of them of any of their obligations shall entitle the Company, without posting any bond or other security, to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to the Company, and that the Company shall be entitled to receive from Titanium, Davis, Etra, and Kandel, as applicable reimbursement for all attorneys= fees and expenses incurred by the Company if it prevails in enforcing these provisions.

                                   ARTICLE VI

                                    RELEASES

     6.1 Release of Company. Each of Titanium, Davis, Etra, and Kandel hereby unconditionally and irrevocably releases and forever discharges, the Company and each of its Affiliates, including, without limitation, IVAX Corporation, a Florida corporation ("IVAX"), and each of their respective officers, directors, employees and agents, from any and all claims, liabilities, obligations, damages, or indebtedness of any nature, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the date hereof (each a "Claim"); provided, however, that the foregoing release by Davis or Kandel shall not apply to any Claim, which they may have against the Company, or, solely with respect to Davis, a Claim against IVAX arising out of its limited guarantee of the Company's indemnity obligations, pursuant to: (i) the provisions of the Company's Certificate of Incorporation or Bylaws relating to the indemnification of the Company's officers and directors, (ii) the provisions of Section 145 of the General Corporation Law of the State of Delaware, (iii) any Claim relating to payments made or applied under the provisions of a Director or Officer insurance policy, or (iv) any valid indemnification agreement, including for Davis, the Indemnification Agreement dated as of August 1, 2002 between Davis and the Company. It is specifically intended that such releases are to be effective regardless of whether the basis for any claim or right released shall be known to or anticipated by Titanium, Davis, Etra, or Kandel.

     6.2 Release of Titanium, Davis, Etra, and Kandel. Each of the Company and IVAX hereby unconditionally and irrevocably release and forever discharge, Titanium, Davis, Etra, and Kandel and each of their respective officers, directors, employees and agents, from any and all Claims. It is specifically intended that this release is to be effective regardless of whether the basis for any claim or right released shall be known to or anticipated by the Company.

     6.3 Indemnification Obligations. From and after the date hereof, Davis and Kandel shall retain all rights that they may have with respect to the Company pursuant to (i) the provisions of the Company's Certificate of Incorporation or Bylaws relating to the indemnification of the Company's officers and directors,
(ii) the provisions of Section 145 of the General Corporation Law of the State of Delaware, (iii) any applicable Director and Officer Insurance Policy of the Company, or (iv) any valid indemnification agreement, including for Davis, the Indemnification Agreement dated as of August 1, 2002 between Davis and the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified U.S. mail, return receipt requested, postage prepaid, by facsimile or by prepaid overnight courier, in each case, to the parties at the names and addresses set forth below (or at such other addresses as shall be specified by the parties by like notice).

          If to Titanium, then to:
                   Titanium Holdings Group, Inc.
                   1023 Morales
                   San Antonio, Texas 78207-2315
                   Facsimile: 210-224-2169

          with a copy to:
                   Akin Gump Strauss Hauer & Feld LLP
                   300 Convent Street, Suite #1500
                   San Antonio, Texas 78205
                   Attn: Alan Schoenbaum
                   Facsimilie: 210-224-2035

          If to Davis, then to:
                   Randall K. Davis
                   Titanium Holdings Group, Inc.
                   1023 Morales
                   San Antonio, Texas 78207-2315
                   Facsimile: 210-224-2169

          If to Etra, then to:
                   Steven Etra
                   5830 57th Street
                   Maspeth, New York 11378
                   Facsimile: 718-894-2567

          If to Kandel then to:
                   Richard Kandel
                   211 Park Avenue
                   Hicksville, New York 11801-1408
                   Facsimile: 516-931-3530

          If to the Company, then to:
                   IVAX Diagnostics, Inc.
                   2140 North Miami Avenue
                   Miami, Florida 33127
                   Attention:  Chief Executive Officer
                   Facsimile: 305-324-2385

          with  copies to:
                   IVAX Corporation
                   4400 Biscayne Boulevard
                   Miami, Florida 33137
                   Attention:  General Counsel
                   Facsimile: 305-575-6049
                and

                   Stearns Weaver Miller Weissler
                     Alhadeff & Sitterson, P.A.
                   150 West Flagler Street, Suite 2200
                   Miami, Florida 33130
                   Attn:  Rick Schatz, Esq.
                   Facsimile No.:  305-789-3395

     Such notices, demands, claims and other communications shall be deemed given when actually received, or: (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified U.S. mail, five (5) days after deposit in the U.S. mail, or (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

     7.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. Other than the Options, which shall be freely assignable by the Company in whole or in part, no party hereto may assign this Agreement or any rights hereunder, in whole or in part, except that the Company may assign this Agreement to its Affiliates; provided, however, that any assignee shall assume the assignor's obligations hereunder.

     7.3 Waiver and Amendment. Any representation, warranty, covenant, agreement, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition, covenant or agreement may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be in writing.

     7.4 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first above written.

                                            IVAX DIAGNOSTICS, INC.


                                            By:   /s/ Giorgio D'Urso
                                                  --------------------------
                                            Name:  Giorgio D'Urso
                                            Title: President and CEO

                                            TITANIUM HOLDINGS GROUP, INC.


                                            By:   /s/ Steven Etra
                                                  --------------------------
                                            Name:  Steven Etra
                                            Title: Chairman of the Board

                                            /s/ Randall K. Davis
                                            --------------------------
                                            Randall K. Davis

                                            /s/ Steven Etra
                                            --------------------------
                                            Steven Etra

                                            /s/ Richard Kandel
                                            --------------------------
                                            Richard Kandel

IVAX CORPORATION
solely for the limited purpose of agreeing to the provisions of Article VI of this Agreement


By:    /s/ Steven D. Rubin
     ------------------------
Name:  Steven D. Rubin

Title: Vice President and General Counsel